Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C.SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of LKA International, Inc., (the "Company") on Form 10-K for the period ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Kye A. Abraham, Principal Executive Officer, and Nanette Abraham, Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	April 1, 2013	By:	/s/Kye Abraham
Kye Abraham, Principal Executive Officer

Date:	April 1, 2013	By:	/s/Nanette Abraham
Nanette Abraham, Principal Financial Officer